UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2010
_______________________

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)
_______________________

Delaware	000-11071	84-0685613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (818) 407-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Equity Incentive Award Plan

On November 18, 2010, the stockholders of Image Entertainment, Inc. ("Image" or the "Company") approved, among other items, the Image Entertainment, Inc. 2010 Equity Incentive Award Plan (the "2010 Plan") at the annual meeting of stockholders (the "2010 Annual Meeting").  The Board of Directors of the Company (the "Board") previously approved the 2010 Plan on September 17, 2010.

The 2010 Plan authorizes the issuance of up to 38,468,240 shares of the Company's common stock.   The Board and/or the Compensation Committee of the Board administers the 2010 Plan, except that the Board administers the 2010 Plan with respect to any awards thereunder to our non-employee directors.  Under the terms of the 2010 Plan, the plan administrator selects the eligible individuals to whom awards are granted, determines the type, number and terms and conditions of awards granted under the 2010 Plan and makes other determinations necessary or advisable for administering the 2010 Plan.

Awards, including stock options, stock appreciation rights, restricted stock, and restricted stock units, generally may be granted under the 2010 Plan to employees, officers, directors (including non-employee directors), consultants and advisors of the Company or any majority-owned subsidiary corporation or parent corporation.   However, the Compensation Committee intends at this time to grant equity awards under the 2010 Plan only to our executive officers and two other non-executive officer employees for an aggregate of 38,468,231 shares.  The number of shares subject to such individual awards will be allocated between stock options and restricted stock awards and will vest based on either continued employment or service or achievement of certain milestone events or a combination of the two.

Unless the Board sooner terminates the 2010 Plan, no awards may be granted under the 2010 Plan after September 17, 2020. Generally the Board may amend, modify or terminate the 2010 Plan at any time, provided that such action does not, without a participant's written consent, adversely affect in any material way a participant's rights under any then outstanding award.  The Board's right to amend the 2010 Plan is subject to stockholder approval to the extent necessary to comply with applicable laws, regulations or stock exchange rules.

The foregoing summary of the 2010 Plan, and the more detailed summary set forth in the Company's definitive proxy statement for the 2010 Annual Meeting filed with the Securities and Exchange Commission on October 12, 2010 (the "2010 Proxy Statement"), are qualified in their entirety by reference to the full text of the 2010 Plan (Exhibit 10.1 hereto), which is included as Appendix C to the 2010 Proxy Statement.  The forms of stock option grant notices and agreements and forms of restricted stock award grant notices and agreements being used to evidence equity awards granted to certain members of management under the 2010 Plan are attached hereto as Exhibits 10.3 through 10.8.  As described in the 2010 Proxy Statement, such awards are to be granted following stockholder approval of the 2010 Plan in satisfaction of prior contractual obligations of the Company under existing employment and consulting agreements entered into in April 2010 with such individuals.

2011 Equity Incentive Plan

On November 18, 2010, the stockholders of the Company approved, among other items, the Image Entertainment, Inc. 2011 Equity Incentive Plan (the "2011 Plan") at the 2010 Annual Meeting.  The Board previously approved the 2011 Plan on September 17, 2010.

The 2011 Plan authorizes the issuance of up to 20,000,000 shares of the Company's common stock.   The Board and/or the Compensation Committee of the Board administers the 2011 Plan.  Under the terms of the 2011 Plan, the plan administrator selects the eligible individuals to whom awards are granted, determines the type, number and terms and conditions of awards granted under the 2011 Plan and makes other determinations necessary or advisable for administering the 2011 Plan.

Employees, officers, directors, consultants, agents, advisors or independent contractors of the Company and its related companies are eligible to receive awards under the 2011 Plan.  Awards may consist of stock options, stock appreciation rights, restricted stock awards, performance awards, phantom stock awards, stock units or other stock or cash-based awards.

Unless the Board or the Compensation Committee sooner terminates the 2011 Plan, no awards may be granted under the 2011 Plan after September 17, 2020.  Generally the Board or the Compensation Committee may amend, suspend or terminate the 2011 Plan at any time, except that the Board must approve any amendment that requires stockholder approval under applicable laws, regulations or stock exchange rules.  In addition, amendment of the 2011 Plan or an outstanding award generally cannot, without a participant's consent, materially adversely affect a participant's rights under any then outstanding award.

The foregoing summary of the 2011 Plan, and the more detailed summary set forth in the Company's 2010 Proxy Statement are qualified in their entirety by reference to the full text of the 2011 Plan (Exhibit 10.2 hereto), which is included as Appendix D to the 2010 Proxy Statement.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the 2010 Annual Meeting, Image’s stockholders approved an amendment to Section 4(a) of the Image Entertainment, Inc. Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100,000,000 to 500,000,000 shares.  The Company filed the certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on November 18, 2010 to give effect to the approved amendment, at which time each outstanding share of the Company's Series C Junior Participating Preferred Stock, par value $0.0001 per share (the "Series C Preferred Stock"), automatically converted into 1,000 shares of the Company's common stock.  Upon such automatic conversion, no person has any rights in respect of Series C Preferred Stock, except the right to receive shares of common stock on conversion thereof.  Any remaining outstanding purchase rights for Series C Preferred Stock now represent a right to purchase shares of the Company’s common stock based on the conversion ratio of 1,000 shares of the Company’s common stock for each share of Series C Preferred Stock, subject to the purchase right.  A copy of Section 4(a) of the Certificate of Incorporation as amended is attached hereto as Exhibit 3.1 and incorporated herein by reference.

At the 2010 Annual Meeting, the Company’s stockholders also approved an amendment to the Certificate of Incorporation to effect a reverse stock split in a range of 1-for-10 to 1-for-50, with the exact reverse split ratio and timing of the reverse stock split to be set by our Board of Directors.

Item 5.07.	Submission of Matters to a Vote of Security Holders

The Company’s 2010 Annual Meeting was held on November 18, 2010.  The final results of voting for each matter submitted to a vote of stockholders at the meeting are set forth below.  As disclosed in the Company's 2010 Proxy Statement, each outstanding share of the Company's common stock entitled its holder to one vote, and each then outstanding share of the Company's Series C Preferred Stock entitled its holder to 1,000 votes, on each matter to be voted on at the 2010 Annual Meeting.

1. Election of five directors to the Image Board of Directors, with the Class I directors elected for a three-year term, the Class II director for a one-year term and the Class III directors for a two-year term.

	For	Withheld	Broker Non-Votes
Patrick M. Collins (Class I)	205,181,529	839,360	17,649,624
Theodore S. Green (Class I)	205,182,497	838,392	17,649,624
John W. Hyde (Class II)	205,187,495	833,394	17,649,624
Mary J. George (Class III)	205,618,018	402,871	17,649,624
Marshall A. Heinberg (Class III)	205,619,403	401,486	17,649,624

2. To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock of Image from 100,000,000 shares to 500,000,000 shares.

For	Against	Abstain	Broker Non-Votes
215,288,819	8,318,025	63,669	0

3. To approve an amendment to the Certificate of Incorporation to effect a reverse stock split of common stock in the range of 1-for-10 to 1-for-50, with the exact reverse split ratio to be set by the Board of Directors.

For	Against	Abstain	Broker Non-Votes
215,713,914	7,788,409	168,190	0

4. To approve the 2010 Equity Incentive Award Plan.

For	Against	Abstain	Broker Non-Votes
204,540,595	1,455,224	25,070	17,649,624

5. To approve the 2011 Equity Incentive Plan.

For	Against	Abstain	Broker Non-Votes
204,640,114	1,355,732	25,043	17,649,624

6. To ratify the selection of BDO USA, LLP as independent registered public accounting firm of Image for the fiscal year ending March  31, 2011.

For	Against	Abstain
222,185,970	283,300	1,201,243

Item 8.01.	Other Events.

The information set forth in Item 8.01 of this Current Report on Form 8-K (this "Form 8-K") is being filed to update and supersede the description of our capital stock contained in our registration statement on Form 8-A filed with the Securities and Exchange Commission (the "SEC") on April 21, 1983, as amended by Amendment No. 1 to Form 8-A on Form 8-A/A filed on April 21, 1991, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports we have filed for purposes of updating that description.  We are filing the description in Item 8.01 of this Form 8-K in accordance with the principles of Question 123.07 of the Securities Act Forms Compliance and Disclosure Interpretations of the SEC Division of Corporation Finance.  This description will be available for incorporation by reference into certain of our filings with the SEC under the Securities Act of 1933, as amended, and the Exchange Act, including registration statements.

References in Item 8.01 of this Form 8-K to "us," "we," "our" or "Image" mean Image Entertainment, Inc., a Delaware corporation.

DESCRIPTION OF CAPITAL STOCK

General

We are currently authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share (the "Common Stock").  We are also currently authorized to issue 25,000,000 shares of preferred stock, $0.0001 par value per share (the "Preferred Stock"), designated as follows:  5,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.0001 per share (the "Series A Preferred") and up to 30,000 shares of Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred").  The following description of the Common Stock, the Preferred Stock and the material provisions of our Certificate of Incorporation (the "Certificate"), Certificate of Designation designating the Series A Preferred Stock (the "Series A Certificate of Designation"), Certificate of Designation designating the Series B Preferred Stock (the "Series B Certificate of Designation") and Bylaws is a summary and is qualified in its entirety by reference to the Certificate, Series A Certificate of Designation, Series B Certificate of Designation and Bylaws, copies of which have been filed with the SEC.

As of November 19, 2010, we had 229,812,388 shares of Common Stock and 22,600 shares of Series B Preferred outstanding.  All of our issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

As of November 19, 2010, there was a warrant outstanding and exercisable for the purchase of 8,018,868 shares of Common Stock at an exercise price of $0.53 per share, subject to further antidilution adjustments (the "Warrant").  The Warrant is exercisable until August 30, 2011.  If we sell new securities for a price less than $0.53 (or such other conversion or exercise price then in effect), then the exercise price of the warrant will be reduced to a weighted average amount pursuant to the formula contained in the warrant.

Common Stock

Dividend Rights

Subject to the rights, preferences, privileges, restrictions and other matters that may be applicable to any then-outstanding Preferred Stock, holders of Common Stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available assets.

Our Loan and Security Agreement, as amended, with Wells Fargo Capital Finance, LLC, as successor by merger to Wachovia Capital Finance Corporation (Western), prohibits the payment of dividends.  Under the terms of our Series B preferred stock, we are required to accrue dividends at a rate of 12% per year.  These dividends are accrued, but may not be declared and paid without Wells Fargo’s approval.  So long as any shares of Series B Preferred Stock are outstanding and until all dividends on the Series B Preferred Stock have been paid or declared and set aside for payment, we are prohibited from, among other things, declaring or paying any dividend (whether in cash or property) and from making any other distribution on any shares of our preferred stock or common stock.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.  Our stockholders do not have cumulative voting rights in the election of directors.  Except as otherwise required by law or the Bylaws, all actions (other than the election of directors) taken by the holders of a majority of the voting power represented at any meeting at which a quorum is present will be valid and binding upon us.  Directors will be elected by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes is required, the affirmative vote of the majority of shares of such class or classes present in person or by proxy at the meeting will be the act of such class.

Liquidation Rights

In the event of our liquidation, dissolution or winding up (either voluntary or involuntary), holders of Common Stock will be entitled to share ratably in our net assets and funds legally available for distribution to stockholders after payments to creditors and to the holders of any then-outstanding shares of Preferred Stock.

Rights and Preferences

Holders of our Common Stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our Common Stock.  The rights, preferences and privileges of the holders of our Common Stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future, including the Series A Preferred Stock and the Series B Preferred Stock.

Preferred Stock

General

To the extent permitted by law and our Bylaws, our board of directors has the authority, without further action by our stockholders, to issue up to 25,000,000 shares of Preferred Stock in one or more series and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof.  These designations, preferences and rights could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of Common Stock.  The issuance of the Preferred Stock could adversely affect the voting power of holders of Common Stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.  In addition, the issuance of Preferred Stock could have the effect of delaying, deferring or preventing a change of control of our company or other corporate action.

Series A Preferred Stock

In October 2005 in connection with the adoption of a stockholder rights plan, our board of directors designated a series of Preferred Stock as Series A Junior Participating Preferred Stock, and the number of shares constituting the Series A Preferred Stock is 5,000,000, which number may be increased or decreased by resolution of our board of directors.  As of November 19, 2010, no shares of Series A Preferred Stock have been issued or are outstanding.

Dividend and Distribution Rights.  Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, each holder of a share of Series A Preferred Stock, in preference to the holders of shares of Common Stock and of any other junior stock, is entitled to receive, when declared by our board of directors out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) equal to, subject to adjustment:

•	1,000 times the aggregate per share amount of all cash dividends; and
•
1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock.

We must declare a dividend or distribution on the shares of Series A Preferred Stock immediately after we declare a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).  Accrued but unpaid dividends will not bear interest.

Voting Rights.  Subject to adjustment, each share of Series A Preferred Stock entitles the holder thereof to 1,000 votes on all matters submitted to a vote of our stockholders.  Except as otherwise provided in the Series A Certificate of Designation, in the Certificate, in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of Image having general voting rights will vote together as one class on all matters submitted to a vote of stockholders.  Except as set forth in the Series A Certificate of Designation or as otherwise provided by law, holders of Series A Preferred Stock will have no special voting rights and their consent will not be required (except to the extent they are entitled to vote with holders of Common Stock) for taking any corporate action.

Certain Restrictions.  Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding have been paid in full, we may not:

•
declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

•
declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the shares of Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

•
redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided, that we may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any of our stock ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

•
redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by our board of directors) to all holders of such shares upon such terms as our board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, determines in good faith will result in fair and equitable treatment among the respective series or classes.

Liquidation, Dissolution or Winding Up.  Upon any liquidation, dissolution or winding up of Image, no distribution will be made to the holders of shares of stock ranking:

•
junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock have received the greater of (x) $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon to the date of such payment (the "Series A Liquidation Preference") and (y) an aggregate amount per share, subject to adjustment, equal to the product of 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock; or

•
on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets will be distributed ratably to the holders of Series A Preferred Stock and such parity shares in proportion to their respective liquidation preferences.

Consolidation, Merger, Etc.  If we enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted or changed into other stock or securities, cash and/or any other property (or into the right to receive any of the foregoing), then in any such case each share of Series A Preferred Stock will at the same time be similarly exchanged, converted or changed into an amount per share, subject to adjustment, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted, changed or exchanged.

No Redemption.  The shares of Series A Preferred Stock are not redeemable.

Rank.  The Series A Preferred Stock rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of Preferred Stock.

Amendment.  The Certificate may not be amended, including any amendment through consolidation, merger, combination or other transaction, in any manner that would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series A Preferred Stock, voting together as a single class.

Series B Preferred Stock

The Board authorized 30,000 shares of Series B Preferred pursuant to the Series B Certificate of Designation. Shares redeemed, purchased or otherwise acquired by us will revert to authorized but unissued shares of Series B Preferred. The Series B Preferred is perpetual.  As of November 19, 2010, 22,600 shares of Series B Preferred Stock were issued and outstanding.

Dividend and Distribution Rights.  The Series B Preferred bears a cumulative compounding dividend equal to 12% per annum of the liquidation preference of $1,000 per share (subject to adjustment upon any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred) (the “Dividend Rate”). Dividends will accrue automatically on a daily basis whether or not declared by the Board, but will be payable in cash only when, and if, declared by the Board. Accrued dividends will be compounded quarterly with the effect that an additional dividend will accrue on each share of Series B Preferred at the Dividend Rate on the amount so compounded until such amount is actually paid. If not declared and paid earlier, such dividends will be paid upon liquidation. So long as any shares of Series B Preferred are outstanding and until all dividends on the Series B Preferred have been paid or declared and set aside for payment, we will be prohibited from (i) declaring or paying any dividend (whether in cash or property) and from making any other distribution on any shares of our preferred stock or Common Stock and (ii) subject to certain exceptions, purchasing, redeeming or otherwise acquiring for value any shares of our preferred stock or Common Stock.

Liquidation, Dissolution or Winding Up.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, each share of Series B Preferred will be entitled to receive out of assets of Image or proceeds thereof available for distribution to stockholders, after satisfaction of all liabilities and obligations to creditors and before any distribution is made to or set aside for the holders of Common Stock or any capital stock that ranks junior to the Series B Preferred, an amount equal to the sum of (i) $1,000 per share (subject to adjustment upon any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred) (the “Liquidation Preference”) and (ii) an amount equal to all accrued but unpaid dividends thereon. In the event of any merger of Image with or into another person or of any person with or into Image, any sale, transfer, lease or conveyance to another person of the all or substantially all of our property or any statutory share exchange of Image with another person, each share of Series B Preferred will be entitled to receive an amount in cash equal to the sum of (y) the Liquidation Preference and (z) the amount per share equal to accrued but unpaid dividends. Certain internal reorganization transactions will not trigger the foregoing payment right.

Voting Rights.  Holders of Series B Preferred do not have any voting rights, including the right to elect directors, other than those rights required by law and limited voting rights with respect to matters affecting the rights and privileges of the Series B Preferred.

No Redemption.  The Series B Preferred is not redeemable by Image or the Investors and is not convertible.

Anti-Takeover Provisions

Certificate and Bylaws

Classified Board of Directors.  Our Bylaws provide for the division of the Board into three classes designated as Class I, Class II and Class III, respectively, as nearly equal in number as the then-total number of directors permits with staggered three-year terms.  At each annual meeting of stockholders, successors to the directors whose terms expire at that annual meeting are elected for a three-year term.  Any amendment, change or repeal of the section of the Bylaws creating the classified board, or any other amendment to the Bylaws that has the effect of permitting circumvention or modification of such section, requires the favorable vote of at least 80% of the then-outstanding shares of stock entitled to vote.

Removal of Directors.  The Certificate provides that, subject to any limitation imposed by law or any rights of the holders of Preferred Stock, our directors are removable at any time with or without cause at a stockholders meeting by the affirmative vote of the holders of at least 66⅔% of the voting power of all the then-outstanding shares of capital stock entitled to vote, voting together as a single class.

Director Vacancies.  The Certificate provides that, subject to any limitation imposed by law or any rights of holders of Preferred Stock, any vacancies on the Board (including newly created directorships) will be filled only by the affirmative vote of a majority of the directors then in office or by a sole remaining director, and not by the stockholders.

Amendment of Bylaws and Charter.  Our stockholders may repeal, alter or amend the Bylaws or adopt new Bylaws, but only by an affirmative vote of at least 66⅔% of the shares entitled to vote at the meeting, unless the Bylaws or Certificate requires a larger vote.  The Certificate provides that we reserve the right to amend, alter, change or repeal any provision contained in the Certificate in the manner prescribed by statute and all rights conferred upon stockholders in the Certificate are granted subject to such reservation.

Requirements for Advance Notification of Stockholder Nominations and Proposals.  Our Bylaws contain advance notice procedures with respect to stockholder proposals at annual meetings and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board.

No Stockholder Action Without a Meeting.  The Certificate and Bylaws provide that stockholders may not take action except at an annual or special meeting of stockholders called in accordance with the Bylaws.  Stockholders are prohibited from taking actions by written consent or electronic transmission.

Special Meetings of Stockholders.  The Certificate and Bylaws provide that, except as otherwise required by law and subject to any rights of holders of Preferred Stock, our stockholders may not call a special meeting. Special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary, in each case pursuant to a resolution of our Board.

The combination of the classification of our Board, the lack of cumulative voting and the 66⅔% stockholder voting requirements for amendments of the Bylaws and removal of directors will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. As our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock makes it possible for our Board to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Common Stock that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in our management.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law ("Section 203"), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•
upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66⅔% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an "interested stockholder" as an entity or person who, together with the person's affiliates and associates, beneficially owns, or is or was an affiliate or associate of the corporation and within three years immediately prior to the time of determination of interested stockholder status did at any time own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Computershare Trust Company, N.A.

Market Information

Our Common Stock is currently quoted on the OTCQB Marketplace of the Pink OTC Markets Inc., a centralized electronic quotation service for over-the-counter securities, under the symbol "DISK."

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description

3.1	Amended Section 4(a) of the Certificate of Incorporation of Image Entertainment, Inc.

10.1	Image Entertainment, Inc. 2010 Equity Incentive Award Plan (incorporated by reference to Appendix C to the definitive proxy statement filed by Image Entertainment, Inc. October 12, 2010).

10.2	Image Entertainment, Inc. 2011 Equity Incentive Plan (incorporated by reference to Appendix D to the definitive proxy statement filed by Image Entertainment, Inc. October 12, 2010).

10.3	Form of 2010 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement (Type A Grant)

10.4	Form of 2010 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement (Type B Grant)

10.5	Form of 2010 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement (Type C Grant)

10.6	Form of 2010 Equity Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (Type A Grant)

10.7	Form of 2010 Equity Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (Type B Grant)

10.8	Form of 2010 Equity Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (Type C Grant)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: November 19, 2010	By:	/s/ MICHAEL B. BAYER
	Name:	Michael B. Bayer
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended Section 4(a) of the Certificate of Incorporation of Image Entertainment, Inc.

10.1	Image Entertainment, Inc. 2010 Equity Incentive Award Plan (incorporated by reference to Appendix C to the definitive proxy statement filed by Image Entertainment, Inc. October 12, 2010).

10.2	Image Entertainment, Inc. 2011 Equity Incentive Plan (incorporated by reference to Appendix D to the definitive proxy statement filed by Image Entertainment, Inc. October 12, 2010).

10.3	Form of 2010 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement (Type A Grant)

10.4	Form of 2010 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement (Type B Grant)

10.5	Form of 2010 Equity Incentive Plan Stock Option Grant Notice and Stock Option Agreement (Type C Grant)

10.6	Form of 2010 Equity Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (Type A Grant)

10.7	Form of 2010 Equity Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (Type B Grant)

10.8	Form of 2010 Equity Incentive Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement (Type C Grant)